UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 1, 2008
Date of Report (Date of earliest event reported)

BLACKSTONE LAKE MINERALS INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-51261	20-1147435
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

#205-1480 Gulf Road
Point Roberts, WA		98281
(Address of principal executive offices)		(Zip Code)

(360) 927-7354
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Compensatory Arrangement with John Boschert

Effective October 1, 2008, Blackstone Lake Minerals Inc. (the “Company”) entered into a management consulting agreement (the “Consulting Agreement”) with John Boschert, the Company’s Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and sole member of the Board of Directors. Prior to entering into the Consulting Agreement, the Company had been paying Mr. Boschert a management fee of $1,000 per month for acting as the Company’s Secretary and Treasurer.

Under the terms of the Consulting Agreement, the Company agreed to increase the management fee paid to Mr. Boschert to $2,500 per month in recognition of the additional responsibilities undertaken by him. Mr. Boschert is also entitled to be reimbursed for reasonable travel, promotional and other expenses incurred by him while performing his duties.

The term of the Consulting Agreement extends until the close of business on March 31, 2009 and shall continue thereafter on a month-to-month basis, and may be terminated at any time upon 60 days advance notice.

A copy of the Consulting Agreement is attached as an exhibit and incorporated herein by reference to this Current Report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit
Number	Description of Exhibit
10.1	Management Consulting Agreement dated October 1, 2008 between the Company and John Boschert.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE LAKE MINERALS INC.
Date: October 7, 2008
	By:	/s/ John Boschert

JOHN BOSCHERT
Chief Executive Officer, Chief Financial Officer,
President, Secretary and Treasurer